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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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
                                                                     Jurisdiction of
                                                                    incorporation or
                       Name of Subsidiary                              organization      % of voting securities held
                       ------------------                           ----------------     ---------------------------

Kronos Titan-GmbH & Co. OHG                                              Germany                    100%
     Unterstutzungkasse Kronos Titan GmbH                                Germany                    100%
Kronos Chemie-GmbH                                                       Germany                    100%
Kronos World Services S.A./N.V.                                          Belgium                    100%
Kronos Canada Inc.                                                        Canada                    100%
Societe Industrielle Du Titane, S.A.                                      France                     94%
Kronos Limited                                                        United Kingdom                100%
Kronos Denmark ApS                                                       Denmark                    100%
     Kronos Europe S.A./N.V.                                             Belgium                    100%
         Kronos B.V.                                                     Holland                    100%
     Kronos Norge A/S                                                     Norway                    100%
         Kronos Titan A/S                                                 Norway                    100%
              The Jossingfjord Manufacturing Company A/S                  Norway                    100%
         Titania A/S                                                      Norway                    100%
     Kronos Invest A/S                                                    Norway                    100%
         Titania Invest A/S                                               Norway                    100%
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